EXHIBIT 10.4

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of February 8, 2005 (this “Agreement”), is by and between Particle Drilling Technologies, Inc., a Nevada corporation (the “Company”), and Prentis B. Tomlinson, Jr. (“Tomlinson”).  Subject to the provisions of Section 5.01, this Agreement shall be binding on the parties hereto and effective as of the date first written above.

WHEREAS, Tomlinson is the record and beneficial owner of 6,109,915 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and

WHEREAS, the Company desires to purchase, and Tomlinson desire to sell, 3,000,000 shares of Common Stock subject to and immediately following the consummation of a private placement offering of Common Stock by the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE

Section 1.01                                Sale and Purchase of Purchased Shares.  Upon the terms and conditions set forth in this Agreement, immediately following the satisfaction (or waiver in writing by the Company) of the conditions set forth in Article V of this Agreement without any further action on the part of the Company or Tomlinson, Tomlinson hereby sells, transfers and delivers to the Company, and the Company hereby purchases from Tomlinson and accepts delivery of, 3,000,000 shares of Common Stock owned beneficially and of record by Tomlinson (the “Purchased Shares”).

Section 1.02                                Purchase Price.  The aggregate purchase price for the Purchased Shares owned beneficially and of record by Tomlinson and sold to the Company pursuant to this Agreement shall equal $1,500,000.00 in cash, or $0.50 per Purchased Share.  Tomlinson acknowledges that the Company is currently offering to issue and sell shares of Common Stock pursuant to the Securities Purchase Agreement (as defined below) to certain investors at a price per share of $2.00.  Tomlinson further acknowledges that the last reported sales price of the Common Stock on the OTC Bulletin Board on February 4, 2005 was $6.35.  The purchase price for the Purchased Shares shall be paid to Tomlinson at the Effective Time or as soon as commercially practicable thereafter by wire transfer of immediately available funds to the following account:

JPMorgan Chase Bank

ABA

For further credit to:

Prentis B. Tomlinson, Jr., Trustee

Section 1.03                                Transfer of Shares.  Tomlinson hereby irrevocably authorizes and instructs the Company to enter the assignment and transfer of the Purchased Shares to treasury stock of the Company on the stock transfer records of the Company at any time on or after the Effective Time.  As used in this Agreement, the “Effective Time” shall mean the time at which the condition set forth in Section 5.01(b) below shall have been satisfied.

ARTICLE II
REPRESENTATIONS AND WARRANTIES RELATING TO TOMLINSON

Tomlinson represents and warrants to the Company as of the date hereof and as of the Effective Time as follows.  Tomlinson hereby acknowledges that the Company is relying on the following representations and warranties in entering into this Agreement.

Section 2.01                                Authority; Enforceability.  Tomlinson has all requisite power, capacity and authority to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby.  Tomlinson has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of Tomlinson, enforceable against Tomlinson in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.  All other documents required hereunder to be executed and delivered by Tomlinson at the Effective Time have been duly authorized, executed and delivered by Tomlinson and, assuming the due authorization, execution and delivery of such documents by the Company, if applicable, constitute the legal, valid and binding obligations of Tomlinson, enforceable against Tomlinson in accordance with their terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.  Tomlinson has caused his spouse to duly execute and deliver a Spousal Consent in the form of Exhibit A hereto (a “Spousal Consent”) and such Spousal Consent is valid and binding on such spouse.

Section 2.02                                Consents; Absence of Conflicts.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate or breach the terms of, cause a default under, conflict with, result in the loss by Tomlinson of any rights or benefits under, impose on Tomlinson any additional or greater burdens or obligations under, create in any party additional or greater rights or benefits under, create in any party the right to accelerate, terminate, modify or cancel, require any notice or consent or give rise to any preferential purchase or similar right under (i) any applicable law or (ii) any contract to which Tomlinson is a party or by which Tomlinson, or any of his properties, is bound; (b) result in the creation or imposition of any lien on any of the Purchased Shares; or (c) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clause (a) or (b) of this Section 2.02.  Tomlinson is not required to obtain or provide any consent or notice in connection with the consummation of the transactions contemplated by this Agreement other than as may be required pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.03                                Ownership.  As of the date hereof, Tomlinson is the beneficial and record owner of and has good and valid title to 6,109,915 shares of Common Stock free and clear of any lien, mortgage, pledge, charge, interest, encumbrance, right of first refusal or other purchase right or other adverse claim.  Other than the 6,109,915 shares of Common Stock referenced in the preceding sentence and options to purchase 600,000 shares of Common Stock, Tomlinson does not own, beneficially or of record, any shares of Common Stock or any other securities that are exercisable for or convertible into or other rights to acquire securities of the Company or any of its subsidiaries.  Upon consummation of the transaction contemplated by this Agreement, the Company will acquire good and valid title to the Purchased Shares purchased by the Company from Tomlinson free and clear of any lien, mortgage, pledge, charge, interest, encumbrance, right of first refusal or other purchase right, community property interest or other adverse claim.

Section 2.04                                Brokers’ Fees.  Neither Tomlinson nor any of Tomlinson’s affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or its affiliates could become liable or obligated.

Section 2.05                                Advice of Counsel.  Tomlinson has been given the opportunity to seek the advice of and to consult with counsel of his choosing in connection with the execution and delivery of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

The Company hereby represents and warrants to Tomlinson as of the date hereof that the Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform the Company’s obligations hereunder.  The execution and delivery of this Agreement and the performance of the Company’s obligations contemplated hereby have been duly and validly approved by all action necessary on behalf of the Company.  The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery hereof by the Tomlinson, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.  All other documents required hereunder to be executed and delivered by the Company at the Effective Time have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of such documents by Tomlinson, if applicable, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.  The Company hereby acknowledges that Tomlinson is relying on this representation and warranty in entering into this Agreement.

ARTICLE IV
ADDITIONAL AGREEMENTS

Section 4.01                                Appropriate Action.  Tomlinson and the Company will cooperate with each other and use commercially reasonable efforts to take, or to cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under the Agreement, applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement.

Section 4.02                                Covenant Not to Sue by Tomlinson.  TOMLINSON, ON BEHALF OF HIMSELF AND EACH OF HIS AFFILIATES, EXECUTORS AND ASSIGNS, HEREBY IRREVOCABLY COVENANTS TO REFRAIN FROM, DIRECTLY OR INDIRECTLY, (I) ASSERTING, INITIATING OR CAUSING TO BE ASSERTED OR INITIATED, ANY CLAIM OR DEMAND OR (II) COMMENCING, INSTITUTING OR CAUSING TO BE COMMENCED OR INSTITUTED OR OTHERWISE PARTICIPATING IN OR SUPPORTING, ANY PROCEEDING OF ANY KIND AGAINST ANY OF THE COMPANY, ITS SUBSIDIARIES AND/OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, STOCKHOLDERS AND/OR AFFILIATES, BASED UPON ANY RIGHTS, CLAIMS, INTERESTS, DEMANDS, PROCEEDINGS OR CAUSES OF ACTION (WHETHER KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE) TOMLINSON HAS OR MAY HAVE IN THE FUTURE (OTHER THAN ANY RIGHTS, CLAIMS, INTERESTS, DEMANDS, PROCEEDINGS OR CAUSES OF ACTION THAT ARE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT) ARISING FROM, AS A RESULT OF OR RELATING TO: (1) TOMLINSON’S DIRECT OR INDIRECT OWNERSHIP PRIOR TO THE DATE HEREOF OF ANY EQUITY SECURITIES OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, ANY OPTIONS, WARRANTS OR OTHER RIGHTS TO PURCHASE OR OTHERWISE ACQUIRE ANY EQUITY SECURITIES OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) TOMLINSON’S EMPLOYMENT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, (3) TOMLINSON’S SERVICE AS A DIRECTOR OR OFFICER OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (4) THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  NOTWITHSTANDING THE FOREGOING, THE COVENANT NOT TO SUE BY TOMLINSON IN THIS SECTION 4.02 SHALL NOT APPLY TO ANY CLAIM OR DEMAND TOMLINSON HAS OR MAY HAVE IN THE FUTURE THAT ARISES OUT OF A BREACH BY THE COMPANY OF ITS OBLIGATIONS UNDER TOMLINSON’S LETTER OF RESIGNATION DATED DECEMBER 2, 2004.

Section 4.03                                Covenant Not to Sue by Company.  THE COMPANY, ON BEHALF OF ITSELF, AND ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY COVENANTS TO REFRAIN FROM, DIRECTLY OR INDIRECTLY, (I) ASSERTING, INITIATING OR CAUSING TO BE ASSERTED OR INITIATED, ANY CLAIM OR DEMAND OR (II) COMMENCING, INSTITUTING OR CAUSING TO BE COMMENCED OR INSTITUTED OR OTHERWISE PARTICIPATING IN OR SUPPORTING, ANY PROCEEDING OF ANY KIND AGAINST TOMLINSON, HIS EXECUTORS OR ASSIGNS, BASED UPON ANY RIGHTS, CLAIMS, INTERESTS, DEMANDS, PROCEEDINGS OR CAUSES OF ACTION (WHETHER KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE) THE COMPANY HAS OR MAY HAVE IN THE FUTURE (OTHER THAN ANY RIGHTS, CLAIMS, INTERESTS, DEMANDS, PROCEEDINGS OR CAUSES OF ACTION THAT ARE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT) ARISING SOLELY FROM TOMLINSON’S FAILURE TO TIMELY DISCLOSE TO THE COMPANY THE EXISTENCE, DEVELOPMENTS OR FACTS RELATING TO THE LAWSUIT ENTITLED “PARTICLE DRILLING TECHNOLOGIES, INC. VS. PSI DISTRIBUTION INCORPORATED, HARRY B. CURLETT, CURLETT FAMILY LIMITED PARTNERSHIP, LTD., CCORE TECHNOLOGY AND LICENSING, LTD., DEEP HEAT ENERGY

CORPORATION, AND ENERGEO, LP” AND THE ENGAGEMENT BY TOMLINSON ON BEHALF OF THE COMPANY OF CAMPBELL HARRISON & DAGLEY L.L.P. IN CONNECTION WITH THE AFOREMENTIONED LAWSUIT.

Section 4.04                                Further Assurances.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.  The Company and Tomlinson agree to execute and deliver a Cross Receipt in substantially the form attached hereto as Exhibit B promptly following the Effective Time.

Section 4.05                                Standstill.  Tomlinson agrees that until the Effective Time, he will not sell, transfer, encumber, pledge or otherwise dispose of the Purchased Shares.

ARTICLE V
CONDITIONS

Section 5.01                                Conditions to the Occurrence of the Effective Time.  This Agreement shall be voidable by the Company, by written notice to Tomlinson following a thirty (30) day opportunity to cure, if each of the following conditions are not satisfied:

(a)                                  No Order.  No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated hereby.

(b)                                 Closing under Securities Purchase Agreement.  The closing of the purchase and sale of shares of Common Stock of the Company pursuant to the Securities Purchase Agreement among the Company and the investors listed on Schedule I (the “Securities Purchase Agreement”) thereto shall have occurred.

(c)                                  Representations and Warranties.  Each of the representations and warranties contained in Article II of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same force and effect as if made as of the Effective Time.  The Company shall have received a certificate from Tomlinson as of the Effective Time that the representations and warranties contained in Article II are true and correct as of the Effective Time with the same force and effect as if made as of the Effective Time.

(d)                                 Pending Actions.  There shall not be pending any action, proceeding or investigation before any governmental authority or arbitrator, mediator or other alternative dispute referee challenging, or seeking material damages in connection with, the transactions contemplated by this Agreement.

(e)                                  Spousal Consent.  Tomlinson’s spouse shall have delivered a Spousal Consent.

ARTICLE VI
GENERAL PROVISIONS

Section 6.01                                Notices.  All notices and other communications given or made pursuant to the terms and provisions of this Agreement shall be in writing and shall be deemed to have been duly given when sent, if delivered personally or sent via a reputable overnight courier service or by electronic transmission to the telecopier number specified below or on the third (3rd) day after sent if sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

(a)                                  If to the Company, to:

Particle Drilling Technologies, Inc.

808 Travis, Suite 850

Houston, Texas 77002

Attention:  Chief Financial Officer

Telecopier No.:  (713) 224-6361

(b)                                 If to Tomlinson, to:

Mr. Prentis B. Tomlinson

P.O. Box 1954

Middleburg, Virginia  20118

Telecopier No.:  (540) 687-4761

Section 6.02                                Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

Section 6.03                                Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 6.04                                Entire Agreement.  This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof.

Section 6.05                                Assignment.  This Agreement shall not be transferred or assigned by Tomlinson without the consent of the Company or by the Company without the consent of Tomlinson.

Section 6.06                                Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.07                                Specific Performance.  The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated by this Agreement, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy.  Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 6.08                                Beneficial Ownership.  As used in this Agreement, the terms “beneficial owner” and “owned beneficially” with respect to shares of Common Stock shall mean having “beneficial ownership” of such Common Stock as determined pursuant to Rule 13d-3 under the Exchange Act.

Section 6.09                                Failure or Indulgence Not Waiver;  Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

Section 6.10                                Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

Section 6.11                                Counterparts.  This Agreement may be executed by facsimile signature and in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.12                                Survival of Representations and Warranties.  All representations, warranties, covenants and agreements of the Company and Tomlinson in this Agreement or any certificate or document delivered pursuant hereto shall survive the Effective Time and any investigation thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

PARTICLE DRILLING TECHNOLOGIES, INC.

By:	/s/ John D. Schiller
Name:	John D. Schiller
Title:	President & CEO

PRENTIS B. TOMLINSON, JR.

By:	/s/ Prentis B. Tomlinson, Jr.
Name:	Prentis B. Tomlinson, Jr.

Exhibit A

SPOUSAL CONSENT

The undersigned hereby consents to the transfer and sale by the undersigned’s spouse, Prentis B. Tomlinson, Jr., of 3,000,000 shares (the “Purchased Shares”) of common stock, par value $0.001 per share, of Particle Drilling Technologies, Inc., a Nevada corporation (the “Company”), as contemplated by and in accordance with the terms of that certain Stock Purchase Agreement dated February 7, 2005 between the Company and Prentis B. Tomlinson, Jr. (the “Agreement”).  In connection with such consent, effective from and after the Effective Time (as defined in the Agreement), the undersigned hereby waives, on behalf of herself, her executors and her assigns, any and all claims to an ownership interest in the Purchased Shares that she may have, whether pursuant to community property laws or otherwise and whether such Purchased Shares are considered community property or separate property of Prentis B. Tomlinson, Jr.  Such Spousal Consent, as required as a condition to closing by the Company under the Agreement, shall not change or alter in any way any material agreements between the undersigned and Prentis B. Tomlinson, Jr.

The undersigned acknowledges and agrees that this consent and waiver is irrevocable without the consent of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Spousal Consent as of the 8th day of February, 2005.

Signature:	/s/ Heather Tomlinson

Printed Name:	Heather Tomlinson